UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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TRIPLE-S MANAGEMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

GuideWell Mutual Holding Corporation
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 24, 2021, GuideWell Mutual Holding Corporation and Triple-S Management Corporation jointly launched the website www.BuildingHealthTogether.com.

Disclaimer Forward-looking Statements Certain statements contained in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “feel(s),” “forecast(s),” “intend(s),” “may,” “potential,” “plan(s),” “predict(s),” “project(s),” “seek(s),” “should,” “would,” “will,” and similar expressions (including the negative thereof) are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Triple-S Management Corporation (“Triple-S”) intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although Triple-S believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not

GuideWell to Acquire Triple-S Management in Combination to Drive Health Care Affordability and Improve Health Outcomes in Florida and Puerto Rico READ THE PRESS RELEASE TRANSACTION INFOGRAPHIC

A Message from GuideWell and Florida Blue President and CEO Pat Geraghty Video Player A Message from Triple-S President and CEO Roberto Garcia-Rodriguez Video Player

GuideWell Mutual Holding Corporation (“GuideWell”), a health solutions company and parent of Blue Cross and Blue Shield of Florida, Inc. (“Florida Blue”), and Triple-S Management Corporation (“Triple-S”) (NYSE: GTS) will combine to transform the health care experience for their members in Florida and Puerto Rico.  The combination brings together industry leaders – and builds on the companies’ complementary assets, cultures and strategic visions. The transaction expands GuideWell’s core insurance operations and positions Florida Blue and Triple-S for significant growth and meaningful value creation for their customers and communities. Together, the companies will be positioned to drive improved health outcomes, affordability, access and health equity.

Compelling Strategic Benefits Builds on deep local expertise to address the unique needs of Florida Blue’s and Triple-S's diverse customers  Accelerates GuideWell’s and Triple-S’s diversification and growth  Addresses affordability and enables continued investment in accessible, effective health solutions  Drives immediate accretion and propels long-term growth through scale advantages  Mission-Driven, Community-Focused Teams  We are committed to supporting community well-being and fully aligned in our...  Goal of ensuring everyone has access to high-quality and affordable care  Locally focused approach  Belief that the best way to address the unique needs of our customers and communities is through embracing their differences and tailoring our approaches to support them  Commitment to improving key drivers of health

“The transaction expands GuideWell’s core insurance operations and positions Florida Blue and Triple-S Management for significant growth and meaningful value creation for the customers and communities we serve. Florida Blue and Triple-S Management are both recognized for their high-quality, affordable health care and their actions deeply rooted in supporting community well-being. With Puerto Rico’s outlook strengthening, and Florida experiencing fast-paced growth, especially in its Hispanic population, this is a natural next step.”  Pat Geraghty  GUIDEWELL AND FLORIDA BLUE PRESIDENT AND CEO  “Uniting our mission-driven, community-focused teams is a great outcome for our companies, as well as for Puerto Rico and Florida, and our shareholders. We have long admired Florida Blue’s locally focused approach to care, and we share their respect for the uniqueness of every community served. By partnering with a strong organization that shares our mission and approach, we will be well positioned to achieve our strategic goals, expand access and improve health care outcomes for all our members. The transaction is also clearly in the best interests of our shareholders, given the strategic fit, the significant premium to our current share price and resulting shareholder liquidity.”  Roberto Garcia-Rodriguez  TRIPLE-S PRESIDENT AND CEO

Press Releases  AUGUST 24, 2021  GuideWell to Acquire Triple-S Management in Combination Designed to Drive Health Care Affordability and Improve Health Outcomes in Florida and Puerto Rico  DOWNLOAD PDF  Filings  VIEW FILINGS

Media  A Message from GuideWell and Florida Blue President and CEO Pat Geraghty  DOWNLOAD VIDEO  A Message from Triple-S President and CEO Roberto Garcia-Rodriguez - English  DOWNLOAD VIDEO  A Message from Triple-S President and CEO Roberto Garcia-Rodriguez - Spanish  DOWNLOAD VIDEO  GuideWell B-Roll  DOWNLOAD VIDEO  Triple-S B-Roll  DOWNLOAD VIDEO

Florida Blue

Frequently Asked Questions  Who is Florida Blue?  Who is Triple-S?  Why is GuideWell acquiring Triple-S? Why now?  What does this mean for Triple-S? Will Triple-S continue to operate in Puerto Rico?  What does this mean for members? Will members need to take any action?

GUIDEWELL TRIPLE-S MANAGEMENT Florida Blue

PRESS RELEASES FILINGS FAQ MEDIA

Frequently Asked Questions

Who is GuideWell? –

- GuideWell is a not-for-profit health solutions enterprise and the parent to a family of forward-thinking companies, including Florida Blue, that are focused on transforming health care.
- We are committed to transforming health care for our members and driving forward our mission of helping people and communities achieve better health.
- GuideWell companies serve more than 45 million people in 45 states.

Who is Florida Blue? +

Who is Triple-S? +

Why is GuideWell acquiring Triple-S? Why now? +

What does this mean for Triple-S? Will Triple-S continue to operate in Puerto Rico? +

What does this mean for members? Will members need to take any action? +

Frequently Asked Questions  Who is GuideWell?  Who is Florida Blue?  Florida Blue is Florida’s Blue Cross and Blue Shield company, the oldest and largest health insurer in Florida.  The company has been providing health insurance to residents of Florida for more than 75 years, and proudly serves more than 5 million members across all 67 counties in the state.  Who is Triple-S?  Why is GuideWell acquiring Triple-S? Why now?  What does this mean for Triple-S? Will Triple-S continue to operate in Puerto Rico?  What does this mean for members? Will members need to take any action?

Frequently Asked Questions  Who is GuideWell?  Who is Florida Blue?  Who is Triple-S?  Triple-S is Puerto Rico’s Blue Cross and Blue Shield plan, which has the largest membership of any health insurer on island. Its team serves more than 1 million consumers in Puerto Rico through its Medicare Advantage, Medicaid, Commercial, Life and P&C businesses.  Triple-S is a leader in delivering high-quality, affordable health care.  Triple-S is also deeply connected to its communities and shares GuideWell’s respect for the uniqueness of every community served.  Why is GuideWell acquiring Triple-S? Why now?  What does this mean for Triple-S? Will Triple-S continue to operate in Puerto Rico?  What does this mean for members? Will members need to take any action?

Frequently Asked Questions  Who is GuideWell?  Who is Florida Blue?  Who is Triple-S?  Why is GuideWell acquiring Triple-S? Why now?  We are committed to improving the cost, quality and access to health care for all customers, and we have a strong track record of acquiring great companies that help us do just that.  We operate in a rapidly evolving environment, and overall health care costs continue to rise. By joining forces, GuideWell and Triple-S will add strength and scale that will enable us to address affordability and continue to invest in accessible, effective health solutions.  Through this transaction, we are uniting Florida Blue’s outstanding reputation as a trusted partner and community champion within Florida with Triple-S’s extensive experience with the Puerto Rican and Hispanic communities, strong Spanish-speaking provider network and customer support capabilities, and well-established name and brand recognition in Puerto Rico.  We’re confident we will be better positioned than ever to meet the unique needs of our diverse communities.  What does this mean for Triple-S? Will Triple-S continue to operate in Puerto Rico?  What does this mean for members? Will members need to take any action?

Frequently Asked Questions  Who is GuideWell?  Who is Florida Blue?  Who is Triple-S?  Why is GuideWell acquiring Triple-S? Why now?  What does this mean for Triple-S? Will Triple-S continue to operate in Puerto Rico?  Following completion of the transaction, Triple-S will become a wholly owned subsidiary of GuideWell. The company will continue to operate under the same brand, with headquarters in Puerto Rico.  Our organizations share in the belief that the best way to address the unique needs of our members, customers and communities is through embracing their differences and tailoring our approaches to support them. We believe that local teams, with deep understanding of the local population and local needs, are critical to success.  To that end, Triple-S’s providers, members and community partners will continue to work with the Triple-S staff they know and trust.  What does this mean for members? Will members need to take any action?

Frequently Asked Questions  Who is GuideWell?  Who is Florida Blue?  Who is Triple-S?  Why is GuideWell acquiring Triple-S? Why now?  What does this mean for Triple-S? Will Triple-S continue to operate in Puerto Rico?  What does this mean for members? Will members need to take any action?  There are no changes in our policies, coverage, network of providers or in how we serve members as a result of the announcement. Members do not need to take any action and should continue to use their existing member ID cards.  By combining Florida Blue’s and Triple-S’s expertise and resources, we are confident that we will be even better positioned to serve our diverse communities.  We will stay true to our mission and locally focused approach to providing care. We will continue to support members and health care providers as we always have.

GUIDEWELL CONTACTS  Thurman Justice  EVP and Chief Financial Officer  (904) 905-5085    Farley Kern  Chief Communications Officer  Farley.Kern@bcbsfl.com  (312) 213-9811    TRIPLE-S CONTACTS  Victor J. Haddock-Morales  EVP and Chief Financial Officer  (787) 749-4949    Garrett Edson  ICR  (787) 792-6488    Privacy Policy

This is the transcript of one of the videos on the website.

I’m Pat Geraghty, president and CEO of GuideWell and Florida Blue.

I’m thrilled to share that GuideWell, parent company of Florida Blue, is acquiring Triple-S Management Corporation, the Blue Cross Blue Shield plan and largest health insurance company in Puerto Rico.

At GuideWell, we’re a health solutions enterprise committed to transforming health care for our members and driving forward our mission of helping people and communities achieve better health. We are deeply committed to increasing access to high-quality and affordable care for all.

Florida Blue and Triple S have complementary capabilities, cultures and expertise. Joining forces will strengthen Florida Blue’s ability to grow in the Medicare Advantage segment and in the rapidly growing Puerto Rican and Hispanic segments across Commercial markets given Triple S’s strengths in both areas.

We are committed to improving key drivers of health through innovative models of care, and will work together to launch culturally relevant solutions, especially for Florida’s rapidly growing Puerto Rican and Hispanic populations.

As health care costs continue to rise, our expanded scale and reach will enable us to address affordability and continue to invest in accessible, effective health solutions. We believe bringing together our mission-driven, community-focused teams will drive great outcomes for the communities we serve in Florida and Puerto Rico.

We look forward to what we’ll be able to build on together to create healthier communities and increase access to affordable solutions.

This is the transcript of one of the videos on the website.

I’m Bobby Garcia-Rodriguez, president and CEO of Triple-S Management Corporation.

On behalf of the entire Triple-S team, I want to express how excited we are to join forces with GuideWell. In addition to creating significant value for Triple-S shareholders, this combination will allow us to build on our local expertise, legacy and complementary strengths to become an even stronger partner to our members and communities.

Triple-S serves more than a million consumers in Puerto Rico, where we are the Blue Cross and Blue Shield plan and the largest health insurance company. Like GuideWell, we are a leader in high-quality, affordable health care, and we are committed to promoting accessible care and services for all.

We are confident that with GuideWell, Triple-S will be well positioned to achieve our strategic goals, improve health care outcomes and expand access – all of which is aligned to the Triple-S aim. Following the completion of the transaction, there will be opportunities for Triple-S to leverage capabilities and expertise from across the GuideWell family of companies.

It’s also important to note that GuideWell shares our belief that local teams, with deep understanding of the local market and needs, are critical to success in the Puerto Rican market. To that end, I can assure you that Triple-S’s providers, members and community partners will continue to work with the Triple-S staff they know and trust.

In short, this is a great outcome for Triple-S shareholders, for our companies, and for our communities. We look forward to working closely with the GuideWell family to drive improved health outcomes, affordability, access and health equity in Puerto Rico and beyond.

Forward-looking Statements
Certain statements contained in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future, not past or historical events. Without limiting the foregoing, the words “anticipate(s),” “believe(s),” “estimate(s),” “expect(s),” “feel(s),” “forecast(s),” “intend(s),” “may,” “potential,” “plan(s),” “predict(s),” “project(s),” “seek(s),” “should,” “would,” “will,” and similar expressions (including the negative thereof) are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Triple-S Management Corporation (“Triple-S”) intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although Triple-S believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions when made, there is no assurance that such assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, the risk that Triple-S fails to obtain the required vote of Triple-S’s shareholders; the risk of a significant delay in consummating the proposed transaction; the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval or a Blue Cross and Blue Shield Association approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the impact of COVID-19 on global markets, economic conditions, the health care industry and our results of operations, which is unknown, and the response by governments and other third parties; the inability to predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates due to the impact of COVID-19; changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs; disasters or epidemics; provider, territory, state, federal, foreign and other contract changes and timing of regulatory approval of contracts; the outcome of legal and regulatory proceedings; the diversion of management time on transaction-related issues; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that potential litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification or liability; unexpected costs, charges or expenses resulting from the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Triple-S; and the risk that the proposed transaction and its announcement could have an adverse effect on Triple-S’s ability to contract with providers and retain and hire key personnel; as well as risk factors listed from time to time in Triple-S’s filings with the Securities and Exchange Commission (the “SEC”). Triple-S cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Triple-S disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information and Where to Find It
This communication relates to a proposed transaction between Triple-S and GuideWell Mutual Holding Corporation (“GuideWell”). In connection with this proposed transaction, Triple-S may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Triple-S may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TRIPLE-S ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Triple-S. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Triple-S through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Triple-S will be available free of charge on Triple-S’s internet website at https://investors.triplesmanagement.com or by contacting Triple-S’s primary investor relations contact by email at investorrelations@ssspr.com or by phone at (787)749-4949. Copies of documents filed with the SEC by GuideWell will be made available free of charge on GuideWell’s website at www.guidewell.com.

Participants in Solicitation
Triple-S, GuideWell, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Triple-S is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 26, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 18, 2021, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K. Information about the directors and executive officers of GuideWell is set forth on its website at www.guidewell.com/who-we-are.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

GuideWell Contacts
Thurman Justice
EVP and Chief Financial Office
(904) 905-5085

Farley Kern
Chief Communications Officer
Farley.Kern@bcbsfl.com
(312) 213-9811

Triple-S Management Contacts
Victor J. Haddock-Morales
EVP and Chief Financial Officer
(787) 749-4949

Garrett Edson
ICR
(787) 792-6488